PRESS RELEASE OF FSB COMMUNITY BANKSHARES, INC.


October 31, 2008

  FOR IMMEDIATE RELEASE
  Contact: Dana C. Gavenda, Chief Executive Officer
  FSB Community Bankshares, Inc.
  Tel (585) 223-9080


                         FSB COMMUNITY BANKSHARES, INC.
                         ANNOUNCES THIRD QUARTER RESULTS


Fairport, New York, October 31, 2008: FSB Community Bankshares, Inc. (the "Company") (OTC Bulletin Board: FSBC), the mid-tier stock holding company of Fairport Savings Bank (the "Bank"), reported net income of $1,000 for the quarter ended September 30, 2008 compared to a net loss of $1,000 for the quarter ended September 30, 2007. Net income per basic share was $0.00 for the quarter ended September 30, 2008. Assuming that 946,050 shares that are held by FSB Community Bankshares, MHC, the Company's parent mutual holding company, were outstanding for the entire quarter ended September 30, 2007, the net income per share would have been $0.00 for the quarter ended September 30, 2007.

For the nine months ended September 30, 2008, the Company reported a net loss of $95,000 compared to a net loss of $248,000 for the nine months ended September 30, 2007. Net loss per basic share for the nine months ended September 30, 2008 was $(0.06) compared to a net loss per basic share of $(0.23) for the nine months ended September 30, 2007.

Net income for the third quarter of 2008 compared to the third quarter of 2007 included a $57,000 other-than-temporary impairment charge related to the Company's investment in Federal Home Loan Mortgage Corporation (Freddie Mac) common stock. The impairment charge in the Company's holdings of Freddie Mac common stock resulted from the decline in market value of these shares in connection with the federal government's conservatorship of Freddie Mac in September 2008. The carrying value of the Company's remaining Freddie Mac common stock at September 30, 2008 after the other-than-temporary impairment charge was not material. The Company does not have any preferred stock issued by Freddie Mac or Fannie Mae.

Net interest income increased by $230,000 to $1.2 million for the quarter ended September 30, 2008 from $921,000 for the quarter ended September 30, 2007. Additionally, the Company's net interest margin increased by 9 basis points to 2.40% for the quarter ended September 20, 2008 from 2.31% for the quarter ended September 30, 2007. The net interest income improvement of $230,000 when comparing the two quarters was primarily a result of a higher percentage of earning assets deployed in higher yielding loans and investments, together with the benefit of lower yielding liabilities due to a decline in short term interest rates with a steeper and more favorable yield curve in 2008.

At September 30, 2008, the Company had $199.5 million in consolidated assets, an increase of $31.9 million, or 19.0%, from $167.6 million at December 31, 2007. Total deposits increased $13.2 million, or 11.1%, to $132.4 million at September 30, 2008 from $119.2 million at December 31, 2007. Federal Home Loan Bank advances increased $17.0 million to $42.6 million at September 30, 2008 resulting from management's decision to utilize wholesale borrowing as a lower cost alternative to higher priced short term certificates of deposit to fund loan and investment growth. Stockholders' equity at September 30, 2008 was $19.9 million, or 9.95% of assets compared to 20.1 million, or 12% of assets at December 31, 2007.

The credit quality of the Bank's loan portfolio remains solid. We had no loans classified as non-performing at September 30, 2008. The Bank has no involvement in, and has no exposure to, sub-prime lending activities. The Bank continues to execute on its' business plan of making high quality loans to our customers and potential customers in our market area with $5.1 million, or 15.3% annualized loan growth in the third quarter of 2008, with gross loans at September 30, 2008 of $137.3 million. The Bank continues to be well capitalized with strong liquidity ratios.

FSB Community Bankshares, MHC owns 53% of the outstanding common stock of the Company. The Company is a federally chartered corporation. The Bank conducts business from its main office in Fairport, New York and two branches located in Penfield and Irondequoit, New York. The Bank's principal business consists of originating one-to-four-family residential real estate mortgages, home equity loans and lines of credit, and to a lesser extent, commercial real estate, multi-family, construction and other consumer loans. The Bank attracts retail deposits from the general public in the areas surrounding its main office and branches, offering a wide variety of deposit products. Through its wholly owned subsidiary, Oakleaf Services Corporation, the Bank offers non-deposit investment products, consisting of annuities, insurance products and mutual funds.

Statements contained in this news release, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

                         FSB COMMUNITY BANKSHARES, INC.

                 Selected Consolidated Balance Sheet Information
                    September 30, 2008 and December 31, 2007
                  (Dollars in thousands, except per share data)

                                                                                        (Unaudited)
-----------------------------------------------------------------------------------------------------------------------
                                                                              September 30,           December 31,
                                                                                  2008                      2007
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Total Assets                                                                    $199,520                $167,630
-----------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents                                                          6,597                   9,444
-----------------------------------------------------------------------------------------------------------------------
Investment Securities                                                             49,952                  28,794
-----------------------------------------------------------------------------------------------------------------------
Net Loans Receivable                                                             136,963                 124,326
-----------------------------------------------------------------------------------------------------------------------
Deposits                                                                         132,364                 119,158
-----------------------------------------------------------------------------------------------------------------------
Borrowings                                                                        42,622                  25,581
-----------------------------------------------------------------------------------------------------------------------
Total stockholders' equity                                                        19,856                  20,149
-----------------------------------------------------------------------------------------------------------------------
Book value per share                                                             $ 11.55                 $ 11.75
-----------------------------------------------------------------------------------------------------------------------
Stockholders' equity to total assets                                                9.95%                  12.0%
-----------------------------------------------------------------------------------------------------------------------


                         FSB COMMUNITY BANKSHARES, INC.

            Selected Consolidated Statement of Operations Information
  Three Months and Nine Months Ended September 30, 2008 and September 30, 2007
                  (Dollars in thousands except per share data)

                                                                                        (Unaudited)
----------------------------------------------------------------------------------------------------------------------
                                                   For the Three Months Ended            For the Nine Months Ended
                                                         September 30,                         September 30,
----------------------------------------------------------------------------------------------------------------------
                                                    2008               2007               2008              2007
----------------------------------------------------------------------------------------------------------------------
Interest and Dividend Income                        2,614             2,308               7,555            6,530
----------------------------------------------------------------------------------------------------------------------
Interest Expense                                    1,463             1,387               4,479            3,959
----------------------------------------------------------------------------------------------------------------------
Net Interest Income                                 1,151               921               3,076            2,571
----------------------------------------------------------------------------------------------------------------------
Provision for Loan Losses                               8                 -                  14                -
----------------------------------------------------------------------------------------------------------------------
Net Interest Income after Provision for             1,143               921               3,062            2,571
 Loan Losses
----------------------------------------------------------------------------------------------------------------------
Other Income                                           89               169                 314              328
----------------------------------------------------------------------------------------------------------------------
Other Expense                                       1,197             1,091               3,491            3,285
----------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes                      35                (1)               (115)            (386)
----------------------------------------------------------------------------------------------------------------------
Provision (Benefit) for Income Taxes                   34                 -                 (20)            (138)
----------------------------------------------------------------------------------------------------------------------
Net Income (Loss)                                       1                (1)                (95)            (248)
----------------------------------------------------------------------------------------------------------------------
Basic Net  Income (loss) per common share             0.00            (0.00)              (0.06)           (0.23)
----------------------------------------------------------------------------------------------------------------------
Average common shares outstanding  (1)               1,719            1,381               1,719            1,093
----------------------------------------------------------------------------------------------------------------------
    (1)  Assumes that for the period ended September 30, 2007, 946,050 shares of common stock, which equals the 53.0% interest of the Company's common stock held by FSB Community Bankshares, MHC, were outstanding.
                                      * * *
                                      (End)